                                    OFFICE
                                     LEASE

                                    Between

                            BRE/SOUTHFIELD L.L.C.,

                     a Delaware limited liability company,

                                      and

                      C-BRIDGE INTERNET SOLUTIONS, INC.,

                            a Delaware corporation

                               TABLE OF CONTENTS
                               -----------------

                                                                 Page No.
                                                                 --------
ARTICLE 1     Premises and Term..................................    1

ARTICLE 2     Base Rent..........................................    1

ARTICLE 3     Additional Rent....................................    2

ARTICLE 4     Commencement of Term...............................    3

ARTICLE 5     Condition of Premises..............................    4

ARTICLE 6     Use and Rules......................................    4

ARTICLE 7     Services and Utilities.............................    4

ARTICLE 8     Alterations and Liens..............................    5

ARTICLE 9     Repairs............................................    6

ARTICLE 10    Casualty Damage....................................    7

ARTICLE 11    Insurance, Subrogation, and Waiver of Claims.......    7

ARTICLE 12    Condemnation.......................................    8

ARTICLE 13    Return of Possession...............................    8

ARTICLE 14    Holding Over.......................................    9

ARTICLE 15    No Waiver..........................................    9

ARTICLE 16    Attorneys' Fees and Jury Trial.....................   10

ARTICLE 17    Personal Property Taxes, Rent Taxes and Other Taxes   10

ARTICLE 18    Subordination, Attornment and Mortgagee Protection.   10

ARTICLE 19    Estoppel Certificate...............................   11

ARTICLE 20    Assignment and Subletting..........................   11

ARTICLE 21    Rights Reserved By Landlord........................   13

ARTICLE 22    Landlord's Remedies................................   14

ARTICLE 23    Landlord's Right to Cure...........................   17

ARTICLE 24    Captions, Definitions and Severability.............   17

ARTICLE 25    Conveyance by Landlord and Liability...............   21

ARTICLE 26    Indemnification....................................   21

ARTICLE 27    Safety and Security Devices, Services and Programs.   22

ARTICLE 28    Communications and Computer Lines..................   22

ARTICLE 29    Hazardous Materials................................   23

ARTICLE 30    Miscellaneous......................................   24

ARTICLE 31    Offer..............................................   25

ARTICLE 32    Notices............................................   25

ARTICLE 33    Real Estate Brokers................................   25

ARTICLE 34    Security Deposit and Letter of Credit..............   26

ARTICLE 35    Option to Extend...................................   26

ARTICLE 36    Exculpation........................................   27

ARTICLE 37    Entire Agreement...................................   27

RIDER ONE     RULES..............................................  R-1

EXHIBIT A     (Floor plan(s) showing Premises cross-hatched).....  A-1

EXHIBIT B     WORKLETTER AGREEMENT...............................  B-1

EXHIBIT C     FORM OF LETTER OF CREDIT...........................  C-1

                            TOWN CENTER OFFICE LEASE
                           3000  TOWN CENTER SUITE 76


     THIS LEASE made as of the ________day of ________________________, 2000,
between BRE/SOUTHFIELD L.L.C., a Delaware limited liability company ("Landlord"), and C-BRIDGE INTERNET SOLUTIONS, INC., a Delaware corporation, whose address is 219 Vassar Street, Cambridge, MA 02139 ("Tenant").

                                  WITNESSETH:

                                   ARTICLE 1

                               Premises and Term

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space known as Suite 76 (the "Premises") in the building located at 3000 Town Center, Southfield, Michigan 48075 (the "Building"), subject to the provisions herein contained. The Building is one of a group of five buildings commonly known as 1000 Town Center, 2000 Town Center, 3000 Town Center (including Low Rise), 4000 Town Center (including Low Rise) and 4400 Town Center located in an office-retail building complex (the "Complex" as further described in Article 24) commonly known as Town Center. The term ("Term") of this Lease shall commence on the 1st day of May, 2000 ("Commencement Date"), and shall continue until April 30, 2005 ("Expiration Date"), unless sooner terminated as provided herein. The Commencement Date shall be subject to adjustment as provided in Article 4. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is approximately Eight Thousand Nine Hundred and Forty Six (8,946) square feet and the rentable area of the Complex is One Million Nine Hundred Thousand Four Hundred Forty Six (1,983,446).

                                    ARTICLE 2

                                    Base Rent

     Tenant shall pay Landlord Base Rent of:

                           *Annual       Monthly
Period                      Amount       Amount
------------              -----------  ----------
Lease Year 1              $131,953.56  $10,996.13

Lease Year 2              $136,426.56  $11,368.88

Lease Year 3              $143,136.00  $11,928.00

Lease Year 4              $149,845.56  $12,487.13

Lease Year 5              $156,555.00  $13,046.25

* Based upon 8,946 square feet

in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month for which Base Rent shall be due, shall be paid when Tenant executes this Lease. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of 1/30th of the monthly Base Rent for each ay of such month. If Tenant occupies the Premises prior to the Commencement Date, Tenant agrees that all of the terms and conditions of this Lease shall be applicable thereto except that Tenant shall not be obligated to pay Basic Rent or Additional Rent. Rent shall be paid without any prior demand or notice therefor, and shall in all events be paid without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

                                   ARTICLE 3

                                Additional Rent

   (A) TAXES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Taxes. The terms "Taxes" and "Tenant's Prorata Share" shall have the meanings specified therefor in Article 24.

   (B) OPERATING EXPENSES. Tenant shall pay Landlord an amount equal to Tenant's Prorata Share of Operating Expenses. The terms "Operating Expenses" and "Tenant's Prorata Share" shall have the meanings specified therefor in
Article 24.

   (C) MANNER OF PAYMENT. Taxes and Operating Expenses shall be paid in the following manner:

   (i) Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis in installments equal to one-twelfth of the annual estimate, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

   (ii) Within one hundred and twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

   (iii) If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

   (iv) If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

   (v) So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses.

   (D) PRORATION. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred and sixty-five (365).

   (E) LANDLORD'S RECORDS. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. This Lease contemplates the computation of Taxes and Operating Expenses on a full accrual basis. Landlord reserves the right to change to a cash system of accounting and, in such event, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than five percent (5%). Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved.

   (F) RENT AND OTHER CHARGES. Base Rent, Taxes, Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Complex or at such other place as Landlord may designate.

                                   ARTICLE 4

                             Commencement of Term

   The Commencement Date set forth in Article 1 shall be delayed and Rent shall be abated to the extent that Landlord fails: (i) to substantially complete any improvements to the Premises required to be performed by Landlord under that certain workletter attached hereto as Exhibit B ("Workletter"), or (ii) to deliver possession of the Premises for any other reason, including but not limited to holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to either such failures. If Landlord so fails for a ninety (90) day initial grace period, or such additional time as may be necessary due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions of Tenant or other Persons, or other causes beyond Landlord's reasonable control, Tenant shall have the right to terminate this Lease by written notice to Landlord any time thereafter up until Landlord substantially completes any such improvements and delivers the Premises to Tenant. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant's sole recourse with respect thereto shall be the abatement of Rent and right to terminate this Lease described above. Upon any such termination, Landlord and Tenant shall be entirely relieved of their obligations hereunder, and any Security Deposit and Rent payments shall be returned to Tenant. If the Commencement Date is delayed, the Expiration Date shall not be similarly extended, unless Landlord shall so elect (in which case, the parties shall confirm the same in writing). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. If Tenant shall be permitted to enter the Premises prior to the Commencement Date for the purpose of occupying the same, Rent shall not commence until the Commencement Date. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any work required under this Lease or under the Workletter.

                                   ARTICLE 5

                             Condition of Premises

   Tenant has inspected the Premises, Building, Systems and Equipment (as defined in Article 24), or has had an opportunity to do so, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements and no representations respecting the condition of the Premises, the Building or the Complex have been made to Tenant by or on behalf of Landlord, except as expressly provided herein or in any separate agreement that may be signed by the parties.

                                   ARTICLE 6

                                 Use and Rules

   Tenant shall use the Premises for offices (wherein it shall conduct sales, administrative and training functions) and for no other purpose whatsoever, in compliance with all applicable Laws and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises, and without disturbing or interfering with any other tenant or occupant of the Building or the Complex. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder. Tenant shall comply with, and shall cause its permitted subtenants, permitted assignees, invitees, employees, contractors and agents to comply with, all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Building or the Complex, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person (as defined in Article 24) any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Complex, or out of the enforcement or waiver of the Rules by Landlord in any particular instance.

                                   ARTICLE 7

                            Services and Utilities

   Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein or in any separate rider hereto):

   (A) Electricity as is customarily required for the use of standard and customary office lighting, electrical outlets, equipment and accessories consistent with the level of service of other first-class office building properties of the same age and in the geographic vicinity of the Building.

   (B) Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion and in accordance with applicable Law, for occupancy of the Premises under normal business operations, from 7:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. until 2:00 p.m. on Saturday, except on Holidays (as defined in Article 24). Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant uses any item of equipment consuming in excess of the rated capacity of the existing electrical circuits serving the Premises without providing adequate air-conditioning and ventilation therefor.

   (C) Water for drinking, lavatory and toilet purposes at those points of supply provided for nonexclusive general use of other tenants at the Building, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant.

   (D) Customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday in and about the Premises.

   (E) Operatorless passenger elevator service (if the Building has such equipment serving the Premises) and freight elevator service (if the Building has such equipment serving the Premises and subject to scheduling and reasonable charges by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors.

   (F) Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Building or Complex or to existing Systems and Equipment (as defined in Article
24), and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to three (3) for each floor on which the Premises are located) and procedures for written requests. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time reasonably establish. All charges for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises.

   Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant.

   Landlord may impose a reasonable charge for any utilities and services, including, without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above; (ii) any utilities or services beyond what Landlord agrees herein to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computer, electronic data processing equipment, copying equipment and other such equipment or uses. Landlord, at its option, may require installation of metering devices at Tenant's expense for the purpose of metering Tenant's utility consumption.

   Landlord does not warrant that any services or utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

                                   ARTICLE 8

                             Alterations and Liens

   Tenant shall make no additions, changes, alterations or improvements (the "Tenant Work") to the Premises or the Systems and Equipment (as defined in
Article 24) pertaining to the Premises without the prior written consent of Landlord. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, posting bonds, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers acceptable to Landlord stating that the Tenant Work will not adversely affect the Systems and Equipment or the structure of the Building, and requirements as to the manner and times in which such Tenant Work shall be done. All Tenant Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Building and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Tenant Work be performed under Landlord's supervision. In all cases, Tenant shall pay Landlord a reasonable fee to cover Landlord's overhead in reviewing Tenant's plans and specifications and performing any supervision of the Tenant Work. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Tenant Work.

   Tenant shall keep the Complex and the Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Tenant Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Tenant Work on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act (other than the Tenant Work) which shall subject Landlord's title to the Complex or the Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Complex, the Building or Premises arising in connection with any Tenant Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Complex, the Building and the Premises.

                                   ARTICLE 9

                                    Repairs

   Except for customary cleaning and trash removal provided by Landlord under
Article 7, and damage covered under Article 10, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Complex or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Except for the gross negligence or wilful misconduct of Landlord, Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Building outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 10, Landlord shall keep the Building structure and common areas of the Building and the Systems and Equipment in good and sanitary condition, working order and repair (the cost of which shall be included in Operating Expenses, as described in Article 24, except as limited therein).

                                  ARTICLE 10

                                Casualty Damage

   If the Premises or any common areas of the Building providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder (as defined in Article 24), any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under any separate agreement signed by the parties in connection herewith. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof (unless Tenant or its employees or agents caused the damage). Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Building or the Complex shall be materially damaged by Tenant or its employees or agents, or if the Building shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within one hundred and twenty days
(120) after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage, and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term,
(c) any Holder (as defined in Article 24) shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building, or the nature of such work would make termination of this Lease necessary or convenient. Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises, the Building or the Complex. Tenant acknowledges that this Article represents the entire agreement between the parties respecting damage to the Premises, the Building or the Complex.

                                  ARTICLE 11

                 Insurance, Subrogation, and Waiver of Claims

   Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $5,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, "all-risk" property damage insurance covering Tenant's personal property, business records, fixtures and equipment for, damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $2,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall also, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or "all-risk" property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Building

(exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant's insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder (as defined in Article 24).

   Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties as Landlord may designate from time to time as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or cancelled without at least twenty (20) days' prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be "blanket policies." All insurance required hereunder shall be provided by responsible insurers and Tenant's insurer shall be reasonably acceptable to Landlord. By this Article, Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

                                  ARTICLE 12

                                 Condemnation

   If the whole or any material part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred and eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

                                  ARTICLE 13

                             Return of Possession

   At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall surrender possession of the Premises in the condition required under Article 9, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if prior to such termination or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of customary office improvements installed pursuant to any separate agreement signed by both parties in connection with entering this Lease (except as expressly provided to the contrary therein), or installed by Tenant with Landlord's written approval (except as expressly required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises or the Complex required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises or the Complex by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession, shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

                                  ARTICLE 14

                                 Holding Over

   Unless Landlord expressly agrees otherwise in writing, for each day Tenant shall retain Possession of the Premises or any part thereof after the day on which this Lease expires or is earlier terminated (the "Hold-Over Period"), Tenant shall pay for all damages sustained by Landlord on account thereof and shall pay Landlord the following amounts (or the highest amount permitted by Law, whichever shall be less), prorated on a per diem basis: (a) one hundred fifty percent (150%) of the amount of Rent then applicable for each day until and including the thirtieth day of the Hold-Over Period and (b) two hundred percent (200%) of the amount of Rent then applicable for each day of the Hold-Over Period thereafter. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Rent and other terms required, should Tenant hold over (and if Tenant shall hold over more than one full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord's notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto). The provisions of this Article do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

                                  ARTICLE 15

                                   No Waiver

   No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

                                    ARTICLE 16

                        Attorneys' Fees and Jury Trial

   In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

                                  ARTICLE 17

              Personal Property Taxes, Rent Taxes and Other Taxes

   Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Tenant Work to the Premises under Article 8 which is deemed to be personal property by any governmental agency or subdivision thereof. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord, In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property, Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the Rent or services herein or otherwise respecting this Lease.

                                  ARTICLE 18

              Subordination, Attornment and Mortgagee Protection

   This Lease is subject and subordinate to all Mortgages (as defined in Article
24) now or hereafter placed upon the Building or the Complex, and all other encumbrances and matters of public record applicable to the Complex. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Holder or any purchaser at foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Holder, or (iii) bound by any future modification of this Lease not consented to by such Holder. Any Holder (as defined in Article 24) may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant agrees to give any Holder by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the times permitted Landlord for cure under this Lease, any such Holder whose address has been provided to Tenant shall have an additional period of thirty
(30) days in which to cure (or such additional time as may be required due to causes beyond such Holder's control, including time to obtain possession of the Complex or the Building by power of sale or judicial action). Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form.

                                  ARTICLE 19

                             Estoppel Certificate

   Tenant shall from time to time, within twenty (20) days after written request from Landlord, execute, acknowledge and deliver a statement (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or if this Lease is claimed not to be in force and effect, specifying the ground therefor) and any dates to which the Rent has been paid in advance, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (v) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and(vi) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

                                  ARTICLE 20

                           Assignment and Subletting

   (A) TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or
(iii) permit the occupancy of the Premises by any Persons (as defined in Article
24) other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred and eighty (180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Seven Hundred and Fifty and 00/100 Dollars ($750.00) towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

   (B) APPROVAL. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Complex, or would be a significantly less prestigious occupant of the Complex than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the Transferee is either a government (or agency or instrumentality thereof) or an occupant of the Complex,
(v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer, (vii) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of the Landlord involving the Complex or any other tenant's lease within it; or (viii) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

   (C) TRANSFER PREMIUM. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

   (D) RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

   (E) TERMS OF CONSENT. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified,
(b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 22(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

   (F) CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (a) if Tenant is a partnership or a limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, as the case may be, or a transfer of a majority of partnership interests or membership interests, as the case may be, within a twelve month period, or the dissolution of the partnership or the limited liability company, as the case may be, and (b) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter, the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (i) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets.

                                  ARTICLE 21

                          Rights Reserved By Landlord

   Except to the extent expressly limited herein, Landlord reserves full rights to control the Complex (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

   (A) To change the name or street address of the Complex or any part thereof; install and maintain signs on the exterior and interior of the Complex; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Complex, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Postal Service.

   (B) To enter the Premises at reasonable hours for reasonable purposes: including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, tenants and brokers, at reasonable hours, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last three (3) months of the Term, to decorate, remodel, repair, or alter the Premises.

   (C) To limit or prevent access to the Complex and the Building, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Complex or the protection of the Complex and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

   (D) To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Complex or any part thereof, including the Building, and to any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Building or the Complex in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Building and the Complex, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request.

   (E) To substitute for the Premises other premises (herein referred to as the "new premises") at the Complex, or another comparable building, provided: (i) the new premises shall be similar to the Premises in area, (ii) Landlord shall give Tenant at least ninety (90) days' written notice before making such change, and the parties shall execute an amendment to the Lease confirming the change within thirty (30) days after either party shall request the same; and (iii) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises, reinstalling the Tenant's personal property and equipment in the new premises, replacing stationery and business cards rendered unusable by such relocation, and improving the new premises so that they are substantially similar to the Premises, and, (b) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant waives any claim for damages, abatement of Rent or loss of profits due to such relocation. Upon the date of such relocation, the Relocation Premises shall become and be deemed the Premises hereunder and all the terms and conditions of this Lease shall be applicable to the new Premises, including, without limitation, the right of Landlord to again relocate Tenant pursuant to this Article 19(E).

   (G) To install, use and maintain in and through the Premises pipes, conduits, wires, ducts or mechanical installations serving the Building. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving or the servicing of equipment of Landlord to or from the enclosures containing such installations and Tenant further agrees that neither Tenant, nor its servants, employees, agents, visitors, licensees, or contractors shall at any time tamper with, adjust, or otherwise in any manner affect Landlord's mechanical installations.

   (H) To take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, or preservation of the Building or the Complex.

   (I) To sell one or more or all of the buildings in the Complex.

   (J) To approve the weight, size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

   (K) To re-determine the rentable square footage of the Premises, the Building or the Complex (or any part thereof) at any time during the Lease Term by remeasuring the area thereof in accordance with the then current ANSI/BOMA standards so long as any such remeasurement shall not result in an increase or decrease in Base Rent or Additional Rent as set forth in this Lease for the balance of the Term.

   In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant's business.

                                  ARTICLE 22

                              Landlord's Remedies

   (A) DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within five (5) days after notice; (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iii) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice (provided, if the nature of Tenant's failure is such that more than five (5) days time is reasonably required in order to cure. Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iv) vacation of all or a substantial portion of the Premises for more than thirty (30) consecutive days, or the failure to take possession of the Premises within sixty (60) days after the Commencement Date;
(v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature; (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under Article 21; (vii) cancellation of any guaranty of this Lease by any Guarantor; (viii) failure by Tenant to cure within any applicable times permitted thereunder any default under any other lease for space at the Complex or any other buildings owned or managed by Landlord or its affiliates, now or hereafter entered by Tenant (and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord's election, constitute a default under any such other lease or leases). Failure by Tenant to comply with the same term or condition of this Lease on three occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute an incurable Default, if Landlord has given Tenant notice of each such failure within ten (10) days after each such failure occurs. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

   (B) REMEDIES. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this Lease:

   (i) Landlord may terminate this Lease, repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover as damages a sum of money equal to: (a) any unpaid Rent as of the termination date including interest at the Default Rate (as defined in Article 24), (b) any unpaid Rent which would have accrued after the termination date through the time of award including interest at the Default Rate, less such loss of Rent that Tenant proves could have been reasonably avoided, (c) any unpaid Rent which would have accrued after the time of award during the balance of the Term, less such loss of Rent that Tenant proves could be reasonably avoided, and (d) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation all Costs of Reletting (as defined in Paragraph F). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses, shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

   (ii) If applicable Law permits, Landlord may terminate Tenant's right of possession and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease (and if such Law permits, and Landlord shall not have expressly terminated the Lease in writing, any termination shall be deemed a termination of Tenant's right of possession only). In such event, Landlord may recover: (a) any unpaid Rent as of the date possession is terminated, including interest at the Default Rate, (b) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of award (or which may have accrued from the time of any earlier award obtained by Landlord through the time of award), including interest at the Default Rate, less any Net Re-Letting Proceeds (as defined in Paragraph F) received by Landlord during such period, and less such loss of Rent that Tenant proves could have been reasonably avoided, and (c) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph F). Landlord may bring suits for such amounts or portions thereof, at any time or times as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment.

   (C) MITIGATION OF DAMAGES. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall use reasonable efforts to mitigate Landlord's damages, and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder, if mitigation of damages by Landlord is required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate, and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease (subject to Article 20).

   (D) SPECIFIC PERFORMANCE, COLLECTION OF RENT AND ACCELERATION. Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraph (B), above or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law: (i) to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and
(ii) to sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant not cured within any applicable time for cure hereunder, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's Prorata Share of Taxes and Operating Expenses, for the remainder of the Term shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the date of such declaration); provided, Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual Net Re-Letting Proceeds thereafter received during the remainder of the Term, up to the amount so received from Tenant pursuant to this provision.

   (E) LATE CHARGES AND INTEREST. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if Rent is not received within five (5) days after its due date. In addition, any Rent paid more than five (5) days after due shall accrue interest from the due date at the Default Rate (as defined in Article
24), until payment is received by Landlord, and Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment. Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. Landlord may but shall not be obligated to perform any obligation of Tenant under this Lease and if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

   (F) CERTAIN DEFINITIONS. "Net Re-Letting Proceeds" shall mean the total amount of rent and other consideration paid by any Replacement Tenants, less all Costs of Re-Letting, during a given period of time. "Costs of Re-Letting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys' fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with Replacement Tenants, and costs of collecting rent from Replacement Tenants. "Replacement Tenants" shall mean any Persons (as defined in Article 24) to whom Landlord re-lets the Premises or any portion thereof pursuant to this Article.

   (G) OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. To the fullest extent permitted by Law, all rent and other consideration paid by any Replacement Tenants shall be applied: first, to the Costs of Re-Letting, second, to the payment of any Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws.
Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant hereunder not cured within the times permitted hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this

Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, including the right to interpose any counterclaim in any proceeding instituted by Landlord against Tenant to terminate the Lease, to obtain possession of the Premises, or to recover Rent.

   (H) CROSS DEFAULT. In the event that, at any time during the Term, Tenant (or any affiliated or related person or entity of or to Tenant) shall be in default under another lease (the "Other Lease") with Landlord (or any affiliated or related entity of Landlord) or with Landlord's predecessor-in-interest, Landlord may, at Landlord's option, deem such default under the Other Lease as a default by Tenant under this Lease (and Tenant shall thereafter be in default under this Lease) and Landlord may exercise all rights and remedies pursuant to this Lease and at law or in equity which Landlord may have upon a default by Tenant under this Lease. Without limiting the foregoing, Landlord shall be permitted to add to any amount owing by Tenant to Landlord hereunder all amounts owing by the tenant to the Landlord the Other Lease.

                                  ARTICLE 23

                           Landlord's Right to Cure

   If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord's reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Complex, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

                                  ARTICLE 24

                    Captions, Definitions and Severability

   The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable with respect to any particular Person by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions hereof, or its enforceability with respect to any other Person, the parties hereto agreeing that they would have entered into the remaining portion of this Lease notwithstanding the omission of the portion or portions adjudged invalid, void, illegal, or unenforceable with respect to such Person.

   (A) "Building" shall mean the structure identified in Article 1 of this Lease.

   (B) "Complex" shall mean the Building, together with the four other buildings comprising the Town Center office retail building complex identified in Article 1 of this Lease and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building and the Complex, and all parcels or tracts of land on which all or any portion of the Complex or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Complex, including the Systems and Equipment (as defined in Article 24), fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building there above, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant. If the Building shall be part of a complex, development or group of buildings or structures collectively owned or managed by Landlord or its affiliates or collectively managed by Landlord's managing agent, the Complex shall, at Landlord's option also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference in Article 1.

   (C) "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

   (D) "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

   (E) "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, Christmas Day, and to the extent of utilities or services provided by union members engaged at the Complex, such other holidays observed by such unions.

   (F) "Landlord" and "Tenant" shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, members, managers, affiliates, successors and assigns.

   (G) "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Complex is located, and decisions of federal courts applying the Laws of such State.

   (H) "Lease Year" shall mean each consecutive twelve (12) month period commencing on the Commencement Date or if the Commencement Date is not the first
(1st) day of a month, the first day of the month following the month in which the Commencement Date occurs.

   (I) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Complex or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

   (J) "Operating Expenses" shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term, because of or in connection with the ownership, management, repair, maintenance, replacement, restoration and operation of the Complex (provided, however, that in the event Landlord elects to determine Tenant's Prorata Share on the basis of the rentable area of the Building as opposed to the rentable area of the Complex, as further described in Section 24(O) below, Landlord shall take into account and allocate among the buildings located within the Complex all such expenses, costs and disbursements paid or incurred by Landlord in connection with the Complex generally including all other areas and improvements, in addition to the Building, which may be provided by Landlord for the general use in common of the tenants of the Complex and their respective officers, agents, employees, invitees and customers and for the servicing of the Complex), including without limitation, any amounts paid for: (a) utilities for the Complex, including but not limited to electricity, power, gas, steam, chilled water, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Complex,
(c) insurance applicable to the Complex, not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Complex, (e) accounting, legal, inspection, consulting, concierge and other services, (f) any equipment rental (or installment equipment purchase or equipment financing agreements), or management agreements (including the cost of any management fee actually paid thereunder and the fair rental value of any office space provided thereunder, up to customary and reasonable amounts), (g) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons engaged in the operation, maintenance or security of the Complex, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (h) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and (i) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. If any area within the Complex (or within the Building, as the case may be) available for office lease is not fully occupied during all or a portion of any calendar year, Landlord may, in accordance with sound accounting and management practices, determine the amount of variable Operating Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had such area been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year. Notwithstanding the foregoing, Operating Expenses shall not, however, include:

   (i) depreciation, interest and amortization on Mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by, any tenant; any costs expressly excluded from Operating Expenses elsewhere in this Lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

   (ii) capital expenditures, except those: (a) made primarily to reduce Operating Expenses, or to comply with any Laws or other governmental requirements, or (b) for replacements (as opposed to additions or new improvements) of non-structural items located in the common areas of the Complex required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of: (i) their useful lives, (ii) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (iii) three (3) years.

   (K) "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

   (L) "Rent" shall have the meaning specified therefor in Article 3(F).

   (M) "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Complex.

   (N) "Taxes" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Article 17), personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Complex taking into account all buildings within the Complex for which Taxes are levied upon the Complex, which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Complex. In the event Landlord elects to determine Tenant's Prorata Share on the basis of the rentable area of the Building as opposed to the rentable area of the Complex, as further described in Section 24(O) below, Landlord shall allocate among the buildings within the Complex all Taxes levied upon the Complex which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Complex. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Complex). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Complex (or the Building, as the case may be) shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be deducted from Taxes in the year they are received by Landlord, but if such refund shall relate to taxes paid in a prior year of the Term, and the Lease shall have expired, Landlord shall mail Tenant's Prorata Share of such net refund (after deducting expenses and attorneys' fees), up to the amount Tenant paid towards Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Complex, or the Building, as the case may be, (whether based on a sale, change in ownership or refinancing of the Complex, or the Building, as the case may be, or otherwise) increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

   (O) "Tenant's Prorata Share" of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Complex on the last day of the calendar year for which Taxes or Operating Expenses are being determined, which amount is currently .451%. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the usable area, without deduction for columns or projections, multiplied by a load or conversion factor, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. The "rentable area of the Complex" shall include all rentable area of all office space leased or available for lease at the Complex, as may be re-determined from time to time by Landlord in accordance with sound accounting and management principles, to reflect the addition, subtraction, re-configuration or modification of available office space in the Complex. If the Complex or any of the buildings in the Complex shall contain space not used or available to be used for office purposes, Landlord shall have the right to exclude, in accordance with sound accounting and management principles, such non-office areas from the rentable
area of the Complex.   Similarly, if the Complex  contains  tenants who do not
participate in all or certain categories of Taxes or Operating Expenses on a prorata basis, Landlord may exclude, in accordance with sound accounting and management principles the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing the rentable area of the Complex. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses on the basis of the rentable area of the Premises divided by the rentable area of all office space leased or available for lease in the Building.

                                  ARTICLE 25

                     Conveyance by Landlord and Liability

   In case Landlord or any successor owner of the Complex or the Building shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Complex or the Premises, shall be limited to the interest of Landlord in the Building (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Building (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Building (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

                                  ARTICLE 26

                                Indemnification

   Except to the extent arising from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or Complex by, or any other act or omission of, Tenant, any other occupant of the Premises, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Tenant Work" as described in Article 8, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 28, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 29 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees. In case Landlord, its agents or employees shall be made a party to any litigation commenced by or against Tenant, then Tenant shall indemnify, defend and hold them harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by them in connection with such litigation. The obligations assumed herein shall survive the expiration or sooner termination of this Lease.

                                  ARTICLE 27

              Safety and Security Devices, Services and Programs

   The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 11. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

                                  ARTICLE 28

                       Communications and Computer Lines

   Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related electronic signal transmission devices (collectively the "Lines") at the Building in or serving the Premises, provided:
(a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 8, (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Complex, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Complex, as determined in Landlord's reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant's rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

   Landlord may (but shall not have the obligation to): (i) install new Lines at the Complex, (ii) create additional space for Lines at the Complex, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Complex by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Article 24 (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Article 25.

   Notwithstanding anything to the contrary contained in Article 13, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord so notifies Tenant prior to or within thirty (30) days following such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Complex, by any failure of the environmental conditions or the power supply for the Complex to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

                                  ARTICLE 29

                              Hazardous Materials

   Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Complex, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Complex. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises under
Article 6), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Complex, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require,
(c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Complex upon expiration or earlier termination of this Lease.

   Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, herein or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law.
The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

   If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Complex in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Complex and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Complex and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 10 to the extent that the Premises or common areas of the Building serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under
Article 10.

                                  ARTICLE 30

                                 Miscellaneous

   (A) Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 20 respecting Transfers.

   (B) Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

   (C) This Lease shall be construed in accordance with the Laws of the state in which the Complex is located.

   (D) All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

   (E) Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, and subject to all other terms and provisions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

   (F) This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

   (G) If the Commencement Date is delayed in accordance with Article 4 for more than one year, Landlord may declare this Lease null and void, and if the Commencement Date is so delayed for more than seven years, this Lease shall thereupon become null and void without further action by either party.

   (H) Subject to Article 20 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners of the Building or the Complex, as the case may be, at the time in question.

   (I)  Time is of the essence of this Lease and each and all of its provisions.

   (J) The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

   (K) Tenant shall pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing this Lease or incurred by Landlord as a result of any litigation to which Landlord becomes a party as a result of this Lease.

   (L) In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant. If the Commencement Date is so delayed and as a result would occur on a day other than the first day of the month; (i) the Commencement Date shall be further delayed until the first day of the following month, (ii) Tenant shall be allowed to take occupancy of the Premises prior to the Commencement Date, subject to all of the terms and conditions of this Lease and shall pay the pro-rata Rent for such partial month, and (iii) the Expiration Date shall be extended so that the Term will continue for the full period contemplated in the Schedule.

   (M) If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

                                  ARTICLE 31

                                     Offer

   The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord's option (and shall, if required by applicable Law), deposit any security deposit and Rent, and proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

                                  ARTICLE 32

                                    Notices

   Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Complex, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in the Lease, and if to Landlord, at the 2000 Town Center, Suite 2100, Southfield, MI 48075, Attention: General Manager with a copy to BRE/Southfield L.L.C., c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention: Asset Manager - Town Center, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                  ARTICLE 33

                              Real Estate Brokers

   Tenant represents that Tenant has dealt only with Pankhurst Properties, Inc. (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as brokers, agents or finder in connection with this Lease and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                                  ARTICLE 34

                    Security Deposit and Letter of Credit

   (A) SECURITY DEPOSIT. Tenant shall deposit with Landlord an amount equal to two months' gross rent, which amount is calculated as $35,993.00 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Article 13. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.

   (B)  LETTER OF CREDIT.   Tenant shall deposit with Landlord, upon Tenant's
execution and submission of this Lease, a letter of credit (the "Letter of Credit") in the amount of One Hundred Sixty Five Thousand and 00/100 Dollars ($165,000.00) as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease, which Letter of Credit shall be subject to the following provisions:

        (i) Form and Issuer. The Letter of Credit shall be an unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord in substantially the form attached hereto as Exhibit C, issued by a federally insured national banking association located in the Detroit metropolitan area with a net worth of at least $100,000,000.00 and which is acceptable to Landlord.

        (ii) Expiration; Extension or Replacement. The Letter of Credit shall be renewed annually through said Expiration Date, in which event Tenant shall submit to Landlord original amendments extending the Letter of Credit expiration date (or replacement Letters of Credit with extended expiration dates) on an annual basis no later than the date that is thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit through said expiration date in the foregoing manner shall constitute a violation of this Lease, entitling Landlord, in addition to all other remedies to draw down the Letter of Credit without notice to Tenant and to hold or apply the proceeds thereof as described herein. Notwithstanding the foregoing, Tenant shall not be required to renew the Letter of Credit after Tenant's first year of tenancy or any year thereafter if Tenant's Current Ratio (defined as Current Assets divided by Current Liabilities) at the time the Letter of Credit would otherwise be required under this paragraph to be renewed exceeds 4 (as calculated by Landlord in its sole and reasonable discretion) and provided that Tenant is not then in default under this Lease and has not been delinquent in the payment of any amounts owed under this Lease.

        (iii) Draws. If Tenant is in Default under this Lease, Landlord may, but shall not be obligated to, draw down on all or a portion of the Letter of Credit without notice to Tenant and apply the proceeds to the payment of any sum owing or any other sum which Landlord may be required or deems necessary to spend or incur by reason of such violation. If Landlord draws upon the Letter of Credit and any portion of the proceeds of such draw is not required for such purposes, Landlord shall treat such unused proceeds as a Security Deposit under the Lease. Tenant shall, upon demand, deposit with Landlord in cash an amount equal to any portion of the Letter of Credit which may be applied by Landlord to the cure of any violation by Tenant as described hereunder. The use or application of the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any applicable law and shall not be construed as liquidated damages.

                                  ARTICLE 35

                               Option to Extend

   Tenant is hereby granted an option to extend the Term for a single additional period of five (5) consecutive Lease Years ("Extension Period"), on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that Tenant shall have no further right to extend, and monthly Base Rent for each Lease Year during the Extension Period shall be at then-market rates, as determined solely by Landlord in its reasonable judgment.

   Tenant's option to extend the term of the Lease shall be exercised only by giving Landlord irrevocable and unconditional written notice thereof no later than twelve (12) months prior to the commencement of the Extension Period. Said exercise shall, at Landlord's election, be null and void if Tenant is in default under the Lease at the date of said notice or at any time thereafter and prior to commencement of the Extension Period. The term "Lease Year" herein means each twelve (12) month annual period, commencing with the first day of the Extension Period, without regard to calendar years.

   If Tenant shall fail to exercise the option herein provided, said option shall terminate, and shall be null and void and of no further force and effect. Tenant's exercise of said option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term, shall simultaneously terminate and become null and void. Such option is personal to Tenant. Under no circumstances whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the option to extend granted herein. Time is of the essence of this provision.

                                  ARTICLE 36

                                  Exculpation

   It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord's interest in the Building to the terms of the Lease and for no other purpose whatsoever. The liability of Landlord to Tenant for any default by Landlord under the Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Premises, shall be limited to the interest of Landlord in the Building (and the rental proceeds thereof). Tenant agrees to look solely to Landlord's interest in the Building (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this provision shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under the Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord's interest in the Building (and rental proceeds thereof), to the extent of Landlord's liability insurance coverage available for such claims.

                                  ARTICLE 37

                               Entire Agreement

   This Lease, together with Rider One and Exhibits A, B and C (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relative to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises, the Complex or the Building, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                            LANDLORD:  BRE/SOUTHFIELD L.L.C.


                            By:  /S/ MARSHALL K. FINDLEY
                                 ----------------------------

                                  Its: VICE PRESIDENT
                                       ----------------------



                            TENANT:  C-Bridge Internet Solutions, Inc.


                            By:  /S/ DONALD W. AMAYA
                                 ---------------------------

                                  Its: EXECUTIVE VICE PRESIDENT
                                       -------------------------

                                     RIDER

                                     RULES

   (1) On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 7:00 A.M. the following day, or such other hours as Landlord shall determine from time to time, access to the Building and the Complex and/or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Complex may be restricted and access gained by use of a key to the outside doors of the Building, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Complex and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. No Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

   (2) Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

   (3) Tenant shall not in any manner use the name of the Complex for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Complex or any part thereof, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

   (4) Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

   (5) Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Complex and the Building only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Building Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not allow anything to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Complex employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Building shall have rubber wheels.

   (6) Tenant shall not overload any floor or part thereof in the Premises, or the Building, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of sofas and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

   (7) Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

   (8) If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building, and shall not in any event connect a greater load than such safe capacity.

   (9) Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Complex.

   (10) The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

   (11) The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

   (12) Landlord reserves the right to exclude or expel from the Complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants). Tenant shall not at any time sell, purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, which does not violate any Laws or bother or annoy any other tenant).

   (13) Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Complex and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

   (14) Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord's authorized Complex personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

   (15) Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

   (16) Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Building or the Complex, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

   (17) Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

   (18) Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Building or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Complex, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Building, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Complex or the Building or violate the certificates of occupancy issued for the premises or the Building, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor
(xiv) do or permit anything to be done upon the Premises in any way tending to disturb any other tenant at the Complex or the occupants of neighboring property.

   (19) If the Building or Complex shall now or hereafter contain a building garage, parking structure or other parking area or facility, the following Rules shall apply in such areas or facilities:

   (i) Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time. In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Building or Complex, as the case may be, and their employees and visitors, and other Persons (as defined in Article 25 of the Lease) to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis, all as further described in Article 6 of the Lease. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenant's, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces. Landlord may restrict or prohibit full size vans and other large vehicles.

   (ii) In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Complex without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

   (iii0) Hours shall be 7 A.M. to 6 P.M., Monday through Friday, and 8:00 A.M. to 2:00 P.M. on Saturdays, or such other hours as may be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles,
(c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

   (20) Tenant shall note use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

   (21) Landlord may require that all persons who enter or leave the Building identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building or in the Complex. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

   (22) Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Building or the Complex except in accordance with regulations for their use established by Landlord.

   (23) In no event shall Tenant allow its employees to use the public areas of the Building or the Complex as smoking areas. Washrooms are considered to be public areas.

   (24) Tenant shall not install carpet padding or carpet by means of a mastic, glue or cement without the consent of Landlord.

                                   EXHIBIT A

                (Floor plan(s) showing Premises cross-hatched)


Non-detailed floor plan drawing omitted.

                                   EXHIBIT B

                             WORKLETTER AGREEMENT


   THIS WORKLETTER AGREEMENT ("Workletter") is executed simultaneously with that certain Lease between C-BRIDGE INTERNET SOLUTIONS, INC., as Tenant, and BRE/SOUTHFIELD L.L.C., as Landlord, relating to Premises at the building commonly known as 3000 Town Center, Southfield, Michigan, which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.

   For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

   1. WORK. (a) Landlord shall cause to be performed the Work (as defined below) in the Premises. Landlord shall proceed diligently to cause the Work to be substantially completed at or before the Commencement Date, subject to "Tenant Delay" and "Force Majeure Delay" (as such terms are described in Paragraph 2 hereof). Except for the Tenant Improvement Allowance (as defined below) to be provided by Landlord hereunder, Tenant shall be responsible to pay for all costs (sometimes referred to herein as the "Cost of the Work") incurred by Landlord in connection with the Work, including construction management fees. Tenant shall pay such amount within five (5) days after demand therefor. If such amount is not paid when due, it shall bear interest at the default rate provided in the Lease.

        (b) The Cost of the Work may include, without limitation, (1) costs of labor, hardware, equipment and materials, contractors' charges for overhead and fees, and so-called "general conditions" (including rubbish removal, utilities, freight elevators, hoisting, field supervision, building permits, occupancy certificates, inspection fees, utility connections, bonds, insurance, sales taxes, and the like), (2) the Plans, including, without limitation, all revisions thereto, and engineering reports, or other studies, reports or tests, air balancing or related work in connection therewith, and (3) Landlord's costs and administrative fee described below. "Work" herein means: (i) the improvements and items of work shown on the final approved Plans (including Change Orders), and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work). The Cost of the Work shall include a Landlord administrative fee equal to five percent (5%) of all other amounts included in the Cost of the Work.

        (c) When and as required by applicable building codes (the "Codes"), Landlord shall pay for the cost of replacing all or any portion of the ceiling of the Premises not in compliance with the Codes with standard ceiling grid and tile which meet minimum requirements of the Codes. Tenant shall have the right to request that, in replacing the ceiling, Landlord use materials selected by Tenant provided that said materials are in compliance with the Codes and that Tenant shall pay all costs incurred by Landlord in complying with Tenant's request in excess of the costs Landlord would have incurred in replacing the ceiling with building standard, 2' x 4', Code-compliant materials.

        (d) In connection with the Premises, Landlord shall provide Tenant with an allowance ("Tenant Improvement Allowance") equal to ONE HUNDRED FIFTEEN THOUSAND AND NO/100 DOLLARS ($115,000.00) to be applied toward (1) costs of permanent leasehold improvements included in the Work, including labor, hardware, equipment and materials, contractors' charges for overhead and fees, and general conditions, (2) costs of the space plans and construction drawings (the "Plans"), limited to five percent (5%) of the Tenant Improvement Allowance (and which shall exclude planning for furniture, fixtures and equipment) and (3) Landlord's costs and administrative fee, as described above. Except as otherwise permitted hereunder, the Tenant Improvement Allowance is applicable only in connection with the foregoing costs, and shall not be available for any improvements or alterations made subsequent to substantial completion of the Work. If all or any portion of the Tenant Improvement Allowance shall not be so used, Landlord shall be entitled to the savings and Tenant shall receive no credit therefor. If Landlord terminates the Lease or Tenant's right to possession based on a default by Tenant, Tenant shall repay Landlord on demand for the amount of the Tenant Improvement Allowance provided hereunder, as additional damages, without in any way limiting Landlord's other rights or remedies.

        (e) Any portion of the Cost of the Work exceeding the Tenant Improvement Allowance is referred to herein as "Tenant's Cost." Landlord may at any time estimate Tenant's Cost in advance, or revise any such estimate, in which case, Tenant shall deposit the estimated amount (or the increase reflected in any revised estimate) with Landlord within three (3) days after Landlord so requests. Landlord shall have no obligation to proceed with the Work (or to proceed to seek permits or proceed with any demolition or other preliminary
Work) until Landlord shall have received such deposit from Tenant. If the Work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Work, the actual amount of Tenant's Cost exceeds the estimated amount, Tenant shall pay the difference to Landlord within three (3) days after Landlord so requests. If such estimated amount exceeds the actual amount of Tenant's Cost, Landlord shall provide a refund of the difference. Tenant's Cost shall be deemed "Rent" under the Lease (and all remedies for the nonpayment of Rent shall be available to Landlord therefor), and Tenant's obligations under the Lease to keep the Premises and Complex free of liens shall apply to any liens arising from any failure to pay Tenant's Cost hereunder. Landlord may request Tenant's written approval of any cost estimate hereunder.

        (f) In the event the Cost of the Work exceeds the Tenant Improvement Allowance, Landlord hereby agrees to advance to Tenant, at Tenant's request, an additional amount (the "Additional Allowance") not to exceed Thirty Five Thousand and No/100 Dollars ($35,000.00) on the same terms as the Tenant Improvement Allowance; provided, however, that Tenant shall repay the Additional Allowance to Landlord, as additional Monthly Installments of Base Rent, amortizing with interest at the rate of twelve percent (12%) per annum compounded monthly, from the date or dates of disbursement by Landlord (or, at Landlord's option, the date of the last disbursement or from the first day of the next succeeding calendar month) through the Expiration Date of the Term. Tenant shall promptly execute and deliver such amendment to the Lease as Landlord shall prepare to confirm such repayment in the form of a revision to the schedule of Base Rent set forth in the Lease. Tenant shall also submit to Landlord an original amendment increasing the amount of the Letter of Credit then in effect by the amount of the Additional Allowance or deposit with Landlord an additional letter of credit in the amount of the Additional Allowance and in accordance with all terms and provisions of Article 34(B) of the Lease. In the event all or any portion of the Additional Allowance has not been drawn by June 30, 2000, Landlord shall be entitled to the savings and Tenant shall receive no credit therefor.

   2. DELAYS IN WORK. Notwithstanding the date provided in the Lease for the commencement of the term thereof, Tenant's obligation to pay Rent thereunder shall not commence until Landlord shall have substantially completed all Work to be performed by Landlord as set forth in Paragraph l hereof; provided, however, if Landlord shall be delayed in substantially completing said Work for any reason set forth in the following subparagraphs (a) through (f) ("Tenant Delay") or for any reason set forth in the following subparagraph (g) ("Force Majeure Delay"), then neither the Commencement Date nor the payment of Rent thereunder shall be affected or deferred on account of such delay:

        (a) Tenant's failure to furnish any information required for the completion of Landlord's Work;

        (b) Tenant's request for or use of unique materials, finishes or installations or construction procedures which are substantially different from that which is standard or customary for the Building or from that shown in any space plan which Tenant has heretofore furnished Landlord, or resulting in the Work required by the Plans (as same may be revised from time to time) taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of this Lease (i.e., when Landlord developed its schedule for construction of the Work without the benefit of the Plans);

        (c) Tenant's changes in the Work or the Plans (notwithstanding Landlord's approval of any such changes);

        (d) Landlord's determination that base building modifications are necessary in order to accommodate the Work;

        (e) The entry by Tenant or Tenant's Contractors (as defined in Paragraph 4 below) in or about the Premises or Building;

        (f) any other act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying substantial completion of the Work; or

        (g) any other cause beyond the reasonable control of Landlord, including, without limitation, strikes, lockouts, labor trouble, disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties and acts of God.

   3.  COMPLETION -- PUNCH LIST.

        (a) When Landlord's construction manager considers the Work to be substantially complete or about to be substantially completed, Landlord shall notify Tenant as to the date or anticipated date of substantial completion and of a reasonable time and date for inspection of the Work. If such time and date for inspection are not reasonably acceptable to Tenant, Landlord and Tenant shall mutually agree upon another time and date, provided that Tenant shall not unreasonably delay such inspection. Tenant agrees to inspect the Premises at such time and on such date and to execute at the time of such inspection Landlord's form of inspection report which shall be prepared by Landlord's architect and shall list items designated by said architect as not yet completed and any additional items which Landlord and Tenant, in good faith, agree are not yet completed (said list is hereinafter referred to as a "Punch List"). If Tenant does not appear for inspection on the date designated or agreed upon, Tenant shall be deemed to have accepted the Premises as substantially completed and Landlord or its representative may execute such Punch List on behalf of both Landlord and Tenant. In the event of any dispute as to whether or not Landlord has substantially completed the Work, the decision of Landlord's architect shall be final and binding on the parties. Tenant agrees that, at the request of Landlord from time to time after the initial inspection, Tenant shall initial such Punch List or execute revised Punch Lists to reflect completion or partial completion of prior Punch List items.

        (b) At any time after substantial completion of the Work, Landlord may enter the Premises to complete Punch List items, and such entry by Landlord or its agents, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, or impose any other liability upon Landlord or its agents, employees or contractors.

        (c) Notwithstanding any provisions to the contrary contained in this Workletter, if the Premises or any part thereof are used or occupied for construction, installation of equipment or personal property or for any other purpose by the Tenant or Tenant's agents, contractors or employees prior to substantial completion, it is agreed that the Work affecting said Premises shall then be deemed accepted by Tenant "as is" and Landlord shall have no obligation to complete any incomplete items; provided, however, that at the request of either party hereunder, Landlord and Tenant, acting reasonably, shall prepare a Punch List prior to such occupancy showing incomplete items to be completed by Landlord. Notwithstanding the foregoing, no such use or occupancy prior to substantial completion shall be permitted without Landlord's consent, in Landlord's sole discretion.

        (d) The phrases "substantial completion" or "substantially complete" shall mean that the Work has been completed except for such incomplete items as would not materially interfere with the use of the Premises for its intended uses, as described in the Lease (but excluding items not included in the Work which are required for use of the Premises for such purposes). The Work shall be deemed to be substantially complete on the date on which the Work would have been substantially complete but for Tenant Delay or Force Majeure Delay or on such earlier date as the Work shall be deemed to be substantially complete pursuant to Paragraph 3(c) above.

   4.  ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM.

        (a) Landlord, at Landlord's sole discretion, may permit Tenant and Tenant's agents, suppliers, contractors, subcontractors and workmen (collectively, "Tenant's Contractors"), who have been approved by Landlord as hereinafter provided, to enter the Premises prior to the commencement date of the term of the Lease to enable Tenant to do such things as may be required by Tenant to make the Premises ready for Tenant's occupancy.

        (b) Tenant shall notify Landlord of the identity of Tenant's Contractors not less than ten (10) days prior to the initial entry into the Premises by any such Tenant's Contractors, and Landlord shall have the right to approve or disapprove any of Tenant's Contractors.

        (c) Tenant agrees that if permission is granted Tenant for early entry under this Paragraph, then (i) Tenant and Tenant's Contractors and their activities in the Premises and Building will not interfere with or delay the completion of the Work to be done by Landlord and will not interfere with other construction by Landlord, its contractors and subcontractors and their agents and employees or occupants of the Building and their contractors in or about the Premises or Building, and (ii) Landlord, its contractors and subcontractors and their agents and employees shall have priority over Tenant and Tenant's Contractors in performing work within the Premises or Building, including, without limitation, the use of hoists and elevators.

        (d) Landlord shall have the right to withdraw its early occupancy permission given under this Paragraph 4 upon written or oral notice to Tenant if Landlord determines that any interference or delay has been or may be caused. Tenant agrees that any such entry into the Premises shall be at Tenant's own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant's property or installations made in the Premises.

        (e) Tenant shall promptly pay to each of Tenant's Contractors when due the cost of all Work done by such Tenant's Contractor and, if required by Landlord, shall deliver to Landlord evidence of payment to each such party, together with contractors' affidavits, partial and full and final waivers of all liens for labor, service or materials and such other documents as Landlord may request.

        (f) Any work performed by Tenant or Tenant's Contractors shall be done in a first-class workmanlike manner using only first-class grades of materials and shall comply with all of Landlord's rules and requirements and all applicable laws, ordinances, rules and regulations of governmental departments or agencies.

        (g) Any work done by Tenant or Tenant's Contractors will be scheduled and coordinated through Landlord and shall be performed under the supervision and control of Landlord to the extent Landlord determines to be necessary.

        (h) Tenant agrees to protect, defend, indemnify and save harmless Landlord and its officers, directors, partners, employees and agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or Tenant's Contractors in or about the Premises or Building, including, without limitation, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors. In addition, prior to the initial entry into the Building or the Premises by Tenant or any of Tenant's Contractors, Tenant shall furnish Landlord, at Tenant's sole cost, with policies of insurance required by the Lease and with any additional insurance covering Landlord and its officers, directors, partners, employees and agents as insured parties, with such coverages and in such amounts as Landlord may then require, in order to insure Landlord and its officers, directors, partners, employees or agents against loss or liability for injury or death or damage to property arising out of or connected with any activities of Tenant or Tenant's Contractors. Tenant acknowledges that the foregoing indemnity shall be in addition to the insurance requirements set forth herein and shall not be in discharge of or in substitution for same.

        (i) Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to be attached to or be placed upon Landlord's title or interest in the Premises, Building or underlying land, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed upon the Premises, Building or land with respect to work or service claimed to have been performed for, or materials claimed to have been furnished to, Tenant or the Premises by Tenant's Contractors, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be immediately released and removed of record. In the event that such lien is not immediately released and removed within ten (10) days after such lien, or notice thereof, is filed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including attorneys' fees) incurred by Landlord in connection with such lien.

   5. WAIVER OF CLAIMS. Tenant hereby waives all claims by the Tenant except those arising from Landlord's failure to complete in due course the incomplete items, if any, described on the Punch List. THE FOREGOING CONSTITUTES LANDLORD'S ONLY WARRANTY. ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

   6.  CHANGES IN THE WORK.

        (a) Landlord or any Contractor may make minor changes in the Work arising during the construction process not inconsistent with the intent hereof. In addition, after prior notice to Tenant (which notice need not be in writing), the Work may be changed (and the Plans will be revised by Landlord) to reflect changes required by any local government inspectors.

        (b) Tenant, at its own expense, may make changes in the Work by submitting to Landlord the required revised Plans for approval or disapproval. In the event Tenant submits revised Plans which are approved by Landlord, Landlord will thereafter submit a proposal (the "Proposal") to Tenant for approval showing (i) the cost resulting from the proposed changes and (ii) the delay in completion of the Work anticipated as a result of the proposed changes (it being understood that Tenant's request for a change may constitute "Tenant Delay" pursuant to Paragraph 2 and the date of substantial completion shall not be delayed or extended by reason thereof). The Proposal shall include a form of Change Order which shall set forth the anticipated time to perform such change(s) and the anticipated cost of such change(s) ("Change Order"). Tenant may approve the Proposal by executing and delivering the Change Order, along with the payment required in the Change Order, to Landlord within the time period specified in the Proposal (or within forty-eight (48) hours, if no period is required). If Tenant fails to approve the Proposal within the specified time period, Tenant shall be deemed to have abandoned its request for changes in the Work and Landlord may proceed with the Work without regard to such requested changes. If at any time Tenant has requested changes, or Landlord has delivered a Proposal to Tenant and Tenant has not yet approved the Proposal, Landlord may at its election cease any portions of the Work affected by such changes, and delays caused by such cessation of Work shall constitute "Tenant Delays" as defined in Paragraph 2 hereof.

   7.  MISCELLANEOUS.

        (a) The Work shall be done by Landlord, or its designees, contractors or subcontractors, in accordance with the terms, conditions and provisions herein contained.

        (b) Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any other work with respect to the Premises. Any other work in the Premises which Tenant may be permitted by Landlord to perform prior to the Commencement Date of the term of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease, and the terms and provisions of Paragraph 4 of this Workletter and such other requirements as Landlord deems necessary or desirable. Any additional work or alterations to the Premises desired by Tenant after the commencement date of the term shall be subject to the provisions of the Lease.

        (c) Landlord is entitled to all available investment tax credits, if any, for Work paid for and property acquired by Landlord pursuant to the Lease and this Workletter. Nothing in the Lease or this Workletter shall be construed as an agreement by Landlord to pass any investment tax credits through to Tenant.

        (d) Time is of the essence of this Workletter.

        (e) Any person signing this Workletter on behalf of Landlord and/or Tenant warrants and represents he has authority to do so.

        (f) This Workletter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

        (g) Tenant's failure to pay any amounts owed by Tenant hereunder when due or Tenant's failure to perform its obligations hereunder shall also constitute a default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder. Notices under this Workletter shall be given in the same manner as under the Lease.

        (h) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord's interest in the Building.

   IN WITNESS WHEREOF, this Workletter is executed as of this 28 day of February, 2000.


                                  LANDLORD:  BRE/SOUTHFIELD L.L.C.


                                  By:  /S/ MARSHALL K. FINDLEY
                                       -----------------------

                                       Its:  VICE PRESIDENT
                                             -----------------


                                  TENANT:  C-Bridge Internet Solutions, Inc.


                                  By:  /S/ DONALD A. AMAYA
                                       ---------------------------

                                       Its:  EXECUTIVE VICE PRESIDENT
                                             ------------------------

                                   EXHIBIT C

                           FORM OF LETTER OF CREDIT

                       (Letterhead and Address of Bank)


BRE/Southfield, L.L.C.
c/o
2000 Tower Center
Suite 2100
Southfield, Michigan 48075

        Re:  Irrevocable Standby Letter of Credit
             No. _________________________________

Gentlemen:

   We hereby establish our Irrevocable Standby Letter of Credit No._____________ ___________________ in your favor for the account of____________________________
____________________________________________________________________("Tenant")
in the aggregate amount of ($___________________________).

   You may draw upon such Letter of Credit at sight at the above address on or before ________________________________________________________________, or such annual anniversary thereof to which such date may be extended as provided herein.

   You may draw upon this Letter of Credit upon the presentation of the following:

   1. YOUR STATEMENT, APPROPRIATELY COMPLETED, SIGNED BY A PURPORTEDLY AUTHORIZED OFFICER READING AS FOLLOWS:

        A. "WE HEREBY CERTIFY WITH REGARD TO _________________ BANK STANDBY LETTER OF CREDIT NO. _______________________ THAT WE ARE ENTITLED TO DRAW HEREUNDER."

                                    OR

        B. "WE ARE IN RECEIPT OF _________________ BANK NOTICE OF NON-EXTENSION OF THEIR LETTER OF CREDIT NO. _________________________________, AND THE
APPLICANT HAS FAILED TO PROVIDE A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO US AS OF THE DATE OF OUR DRAWING."

   2. THE ORIGINAL OF THIS CREDIT (FOR ENDORSEMENT OF DRAWING) WHICH WILL BE RETURNED UNLESS THE CREDIT IS FULLY UTILIZED.

       IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE HEREOF, BUT NOT BEYOND _____________ UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY SUCH EXPIRATION DATE WE SEND YOU NOTICE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, THAT WE ELECT NOT TO SO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER YOUR DRAFT(S) AT SIGHT ON OURSELVES UP TO THE THEN FULL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT ACCOMPANIED BY YOUR STATEMENT AS SPECIFIED ABOVE.

        DRAFT(S) MUST INDICATE NAME OF ISSUING BANK AND CREDIT NUMBER AND MUST BE PRESENTED AT THIS OFFICE. (THE ADDRESS SPECIFIED ABOVE.)

        This Letter of Credit is binding upon, and shall inure to the benefit of, the parties and their successors and assigns (without limitation as to the number of times this Letter of Credit may be transferred) and the holder hereof shall not incur any fees to the issuer as a condition to any such transfer. Except to the extent expressly inconsistent therewith, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, and the Uniform Commercial Code as adopted in the State in which this Bank is located, as the same may be revised from time to time. In the event of conflict between the Uniform Customs and Practice and the Uniform Commercial Code, the latter shall govern and control.

        All drawings made under this credit are to be endorsed hereon and shall indicate date and amount.

        THIS LETTER OF CREDIT SETS FORTH IN FULL TERMS OF OUR OBLIGATIONS TO YOU, AND OUR UNDERTAKING SHALL NOT IN ANY WAY BE AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENTS, INSTRUMENTS OR ANY AGREEMENT REFERRED TO HEREIN OR TO WHICH THIS LETTER OF CREDIT RELATES, AND SUCH REFERENCE, IF ANY, SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

        ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT ARE TO BE ADDRESSED AS FOLLOWS:

_______________________ BANK,_________________________, ATTN:_________________
(OUR FAX NO. _____________, TELEX NO._______________, ANSWER BACK_____________,
SWIFT NO. ___________________________). PLEASE ALWAYS QUOTE OUR L/C NUMBER.

        WE ENGAGE WITH YOU THAT ALL DRAFT(S) DRAWN AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED ON PRESENTATION TO US ON OR BEFORE THE EXPIRY DATE SPECIFIED ABOVE OR ANY AUTOMATICALLY EXTENDED DATE HEREINBEFORE SET FORTH.

                                       (Name of Bank)



                                  By:
                                     ----------------------------------------
                                     Vice President

                                      C-2